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                     AMENDMENT TO MASTER CUSTODIAN CONTRACT

Amendment dated January 31, 2007, to the Master Custodian Contract dated May 1, 2000, as amended (the "Contract"), by and between State Street Bank and Trust Company (the "Custodian") and each AIM entity set forth in Appendix A thereto (each, a "Fund") on behalf of itself or its portfolio(s) (each, a "Portfolio").

WHEREAS, the Fund and the Custodian wish to amend a provision of the Contract to authorize the Custodian to establish and maintain segregated accounts upon Proper Instruction by a Fund.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Custodian and each Fund hereby amend the Contract, pursuant to the terms thereof, as follows:

I.   Section 2.12 is amended and replaced as follows:

     SECTION 2.12 SEGREGATED ACCOUNT

     The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof,
     (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of The National Association of Securities Dealers, Inc. (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission, or interpretative opinion of the staff thereof, relating to the maintenance of segregated accounts by registered investment companies, and
     (iv) for any other purpose upon receipt of Proper Instructions.

II. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail.

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IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative under seal as of the date first above written.

EACH AIM ENTITY SET FORTH IN APPENDIX A
ATTACHED HERETO


By: /s/ Philip A. Taylor
    ------------------------------------
Name: Philip A. Taylor
Title: President


STATE STREET BANK AND TRUST COMPANY


By: /s/ Joseph L. Hooley
    ------------------------------------
    Joseph L. Hooley
    Executive Vice President

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                                   APPENDIX A
                                       TO
                          AIM MASTER CUSTODIAN CONTRACT
                               DATED: MAY 1, 2000
                          (as revised November 8, 2006)

AIM CORE ALLOCATION PORTFOLIO SERIES

     -    Series C

     -    Series M

AIM EQUITY FUNDS

     -    AIM Capital Development Fund

     -    AIM Charter Fund

     -    AIM Constellation Fund

     -    AIM Diversified Dividend Fund

     -    AIM Large Cap Basic Value Fund

     -    AIM Large Cap Growth Fund

     -    AIM Select Basic Value Fund

AIM FUNDS GROUP

     -    AIM Basic Balanced Fund

     -    AIM European Small Company Fund

     -    AIM Global Value Fund

     -    AIM International Small Company Fund

     -    AIM Mid Cap Basic Value Fund

     -    AIM Select Equity Fund

     -    AIM Small Cap Equity Fund

AIM GROWTH SERIES

     -    AIM Basic Value Fund

     -    AIM Conservative Allocation Fund

     -    AIM Global Equity Fund

     -    AIM Growth Allocation Fund

     -    AIM Income Allocation Fund

     -    AIM International Allocation Fund

     -    AIM Mid Cap Core Equity Fund

     -    AIM Moderate Allocation Fund

     -    AIM Moderate Growth Allocation Fund

     -    AIM Moderately Conservative Allocation Fund

     -    AIM Small Cap Growth Fund

AIM INTERNATIONAL MUTUAL FUNDS

     -    AIM Asia Pacific Growth Fund

     -    AIM European Growth Fund

     -    AIM Global Aggressive Growth Fund

     -    AIM Global Growth Fund

     -    AIM International Core Equity Fund

     -    AIM International Growth Fund

AIM INVESTMENT FUNDS

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     -    AIM China Fund

     -    AIM Developing Markets Fund

     -    AIM Enhanced Short Bond Fund

     -    AIM Global Health Care Fund

     -    AIM International Bond Fund

     -    AIM Japan Fund

     -    AIM Trimark Fund

     -    AIM Trimark Endeavor Fund

     -    AIM Trimark Small Companies Fund

AIM INVESTMENT SECURITIES FUNDS

     -    AIM Global Real Estate Fund

     -    AIM High Yield Fund

     -    AIM Income Fund

     -    AIM Intermediate Government Fund

     -    AIM Real Estate Fund

     -    AIM Short Term Bond Fund

     -    AIM Total Return Bond Fund

AIM SELECT REAL ESTATE INCOME FUND

AIM SPECIAL OPPORTUNITIES FUNDS

     -    AIM Opportunities I Fund

     -    AIM Opportunities II Fund

     -    AIM Opportunities III Fund

AIM SUMMIT FUND

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AIM VARIABLE INSURANCE FUNDS

     -    AIM V.I. Basic Balanced Fund

     -    AIM V.I. Basic Value Fund

     -    AIM V.I. Capital Appreciation Fund

     -    AIM V.I. Capital Development Fund

     -    AIM V.I. Core Equity Fund

     -    AIM V.I. Demographic Trends Fund

     -    AIM V.I. Diversified Dividend Fund

     -    AIM V.I. Diversified Income Fund

     -    AIM V.I. Dynamics Fund

     -    AIM V.I. Financial Services Fund

     -    AIM V.I. Global Equity Fund

     -    AIM V.I. Global Health Care Fund

     -    AIM V.I. Global Real Estate Fund

     -    AIM V.I. Government Securities Fund

     -    AIM V.I. High Yield Fund

     -    AIM V.I. International Core Equity Fund

     -    AIM V.I. International Growth Fund

     -    AIM V.I. Large Cap Growth Fund

     -    AIM V.I. Leisure Fund

     -    AIM V.I. Mid Cap Core Equity Fund

     -    AIM V.I. Small Cap Equity Fund

     -    AIM V.I. Small Cap Growth Fund

     -    AIM V.I. Technology Fund

     -    AIM V.I. Utilities Fund